Exhibit 99.2

For Immediate Release

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ADEPTUS HEALTH ANNOUNCES APPOINTMENT OF GREGORY W. SCOTT AS CHAIRMAN OF THE BOARD OF DIRECTORS

Thomas S. Hall to Step Down as Chairman in Connection with Previously Announced Retirement

LEWISVILLE, Texas, Nov. 1, 2016 – Adeptus Health Inc. (NYSE: ADPT), the largest operator of freestanding emergency rooms in the U.S., today announced that its Board of Directors has appointed Gregory W. Scott, Adeptus Director since 2013, as Chairman, effective immediately. Mr. Scott succeeds Thomas S. Hall as Chairman. This is an initial step given Mr. Hall’s previously announced retirement.

“Greg has proven to be a tremendous asset to our Board since joining in 2013,” said Mr. Richard Covert, Vice Chairman. “While Adeptus is currently facing some challenges, we are confident that with the steps announced today and Greg’s additional oversight and leadership we will improve our operational and financial performance. The Board is committed to taking the appropriate steps to ensure that we best position the Company for success well into the future.”

“When I joined Adeptus in 2013, I recognized that the Company’s unique business model presented a significant opportunity for value creation,” said Gregory W. Scott, Chairman of Adeptus. “I am focused on leveraging our strengths and addressing our challenges to return to profitability and reach the full potential of the Company. I will be working closely with the Board and management team to provide further oversight as we work to resolve the issues facing Adeptus. We understand the need for more transparent information and results for our investors and I look forward to speaking directly with our shareholders and analysts in the coming weeks.”

About Gregory W. Scott

Prior to joining Adeptus as an independent director in 2013, Mr. Scott served as the Co-President of Universal American Corporation, a publically traded healthcare company. Previously, he served as Chairman and CEO of APS Healthcare, prior to its acquisition by Universal American and has also served as Chief Financial Officer of PacifiCare Health Systems. Mr. Scott currently serves on the Board of Directors of Q-Centrix, Inc. and as Chairman of its Audit Committee.  He is also a member of the Board of Directors of Elements Behavioral Health. He holds a Bachelor’s degree in mathematical economics from Colgate University, as well as a Master’s degree in business administration from the University of Michigan.

About Adeptus Health Inc.

Adeptus Health (NYSE: ADPT) is a leading patient-centered healthcare organization expanding access to the highest quality emergency medical care through its network of freestanding emergency rooms and partnerships with premier healthcare providers. Adeptus Health owns and operates First Choice Emergency Room, the nation's largest and oldest network of freestanding emergency rooms and owns and/or operates facilities in partnership with Texas Health Resources in Texas, UCHealth in Colorado, Dignity Health in Arizona, Ochsner Health System in Louisiana and Mount Carmel Health System in Ohio. All Adeptus Health freestanding facilities are fully equipped emergency rooms with a complete radiology suite of diagnostic technology, on-site laboratory, and staffed with board-certified physicians and emergency trained registered nurses. For the last three years, Adeptus Health has exceeded the 95th percentile in patent satisfaction according to patient feedback collected nationwide by Press Ganey Associates Inc. Adeptus Health also was named a 2016 Best Workplaces in Healthcare by Great Place to Work® and Fortune Magazine. For more information please visit adhc.com.

Forward-Looking Statements

Certain statements and information herein may be deemed to be "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and ADPT undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in ADPT's filings with the U.S. Securities and Exchange Commission ("SEC") from time to time and which are accessible on the SEC's website at  www.sec.gov, including in the section entitled "Risk Factors" in the Company's Form 10-K for the fiscal year ended December 31, 2015.

Investor Relations Contacts:

Kevin Ellich

Vice President, Investor Relations

Tel: (972) 899-7062

Email: Kevin.Ellich@adhc.com

Media Contact:

Joel Moore

Hill+Knowlton Strategies

Tel: (212) 885-0468

Email: Joel.Moore@hkstrategies.com